UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 8, 2024 (August 5, 2024)
ADOBE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ADBE	NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)

On August 5, 2024, the Company’s Board of Directors appointed Jillian Forusz as the Company’s Principal Accounting Officer, to be effective as of August 9, 2024 (the “Effective Date”). As previously reported, Mark Garfield will continue to serve as the Company’s Principal Accounting Officer through the Effective Date.

Starting August 9, 2024, Ms. Forusz, age 50, will serve as Senior Vice President and Chief Accounting Officer of the Company. Ms. Forusz served as Vice President, Corporate Controller of the Company from February 2022 to August 2024, Vice President, Accounting & Operations from November 2019 to February 2022 and Senior Director from November 2015 to November 2019. Between November 2007 and November 2015, Ms. Forusz held various finance leadership positions of increasing responsibility at the Company. Prior to joining Adobe, Ms. Forusz worked in the Audit practice at Deloitte. Ms. Forusz holds a bachelor’s degree from Penn State University.

In connection with her appointment, Ms. Forusz will receive an annual base salary of $515,000, a target annual cash bonus opportunity of 60% of base salary (with her bonus for the first year being pro-rated for the portion of the fiscal year that she is employed by the Company as the Chief Accounting Officer) and a grant of 3,630 restricted stock units on the Effective Date (the “RSU”). The RSU will vest quarterly over four years measured from the vesting commencement date, subject to Ms. Forusz’s continued employment with the Company. The RSUs will be issued under the Company’s 2019 Equity Incentive Plan, as amended (the “Plan”), and will be subject to the terms and conditions of the Plan. Ms. Forusz will be eligible to participate in standard Company benefit programs available to similarly situated officers, including: health, vision, dental and disability coverage; executive health benefits; participation in the Company’s 401(k), non-qualified deferred compensation plan and 2020 Employee Stock Purchase Plan, as amended; and participation in the Company’s charitable contribution matching program.

There are no arrangements or understandings between Ms. Forusz and any other persons pursuant to which she was appointed as Principal Accounting Officer. There are no family relationships among any of the Company’s directors or executive officers and Ms. Forusz. Other than as disclosed herein, Ms. Forusz is not a party to any transaction required to be disclosed pursuant to 404(a) of Regulation S-K. Ms. Forusz will enter into the Company's standard form of indemnity agreement for directors and officers. The form indemnity agreement was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 1, 2023, as filed with the Securities and Exchange Commission on January 17, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

Date: August 8, 2024	By:	/s/ Dana Rao
Dana Rao
Executive Vice President, General Counsel & Chief Trust Officer and Corporate Secretary

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